Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Sussex Bancorp

Franklin, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 14, 2013, relating to the consolidated financial statements of Sussex Bancorp. and its subsidiary, which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

New York, New York
April 5, 2013